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Exhibit 10.2

Loan Agreement

        This Agreement by and between Meadow Valley Corporation ("Parent"), a Nevada corporation and Ready Mix, Inc. ("RMI"), a Nevada corporation, is entered into this 3rd day of January of 2005 and is effective as of January 1, 2004.

        WHEREAS RMI is a wholly-owned subsidiary of the Parent;

        WHEREAS the Parent desires to periodically provide funding to RMI for operational and capital improvement needs;

        WHEREAS RMI seeks to obtain funding from the Parent for these purposes;

        THEREFORE for good and valuable consideration, the adequacy of which is deemed appropriate, RMI agrees to pay interest to the Parent on the outstanding balance of any and all funds that have been, or may be, provided by the Parent to RMI at a rate not less than the Parent's cost of capital as may be reasonably established from time to time by the Parent, not to exceed the prime rate plus 2%.

Bradley E. Larson President/CEO Meadow Valley Corporation	Kenneth D. Nelson Vice President Ready Mix, Inc.

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Loan Agreement